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                              October 25, 2000 - INFORMATION ON DISTRIBUTION  EXHIBIT 28.32
                                                   TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3
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                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest     Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate         Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $ 10,671,656   8.206190%    $   72,978    $   72,978   $  338,692       10,332,964
  R                100             0   8.206190%             0             0            0                0
  B-1        5,257,000     1,788,267   8.206190%        12,229        12,229       22,904        1,765,363
  B-2       13,142,815     4,470,775   8.206190%        30,573        30,573       57,262        4,413,512

          $350,471,515    16,930,698                $  115,780    $  115,780   $  418,859     $ 16,511,839




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